As filed with the Securities and Exchange Commission on January 19, 2018.	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(510) 899-8800
(Address, including zip code, of Principal Executive Offices)

2017 Omnibus Incentive Plan
(Full title of the plan)

Mark Sieczkarek
Chief Executive Officer and Chairman of the Board of Directors
2000 Powell Street, Suite 1150
Emeryville, CA 94608
(510) 899-8800
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP
2550 M Street, Northwest

Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	615,392 shares	$3.60	$2,215,411.20	$275.82

(1)     This represents an increase in the number of shares of Common Stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan, pursuant to an evergreen provision contained in Section 4(a) therein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may from time to time be offered or issued resulting from any stock splits, stock dividends, recapitalizations or other similar transactions.

(2)     This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock on January 17, 2018, as reported by NYSE American LLC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers a total of 615,392 shares of Common Stock, par value $0.01 per share, of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”), for issuance under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan (the “Plan”). The number of shares of Common Stock available for issuance under the shareholder-approved Plan was subject to an automatic annual increase on the first day of each of the Company’s fiscal years beginning on January 1, 2018 and ending on January 1, 2027 by an amount equal to (i) four percent (4%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares of Common Stock as determined by the Board of Directors (the “Board”).  For 2018, the Board authorized an increase of 615,392 shares of the Registrant’s Common Stock under the Plan, consisting of the full four percent (4%) increase allowed pursuant to the Plan’s evergreen provision. These shares are in addition to the 2,318,486 shares of Common Stock registered on the Company’s Form S-8 filed on June 2, 2017 (File No. 333-218469). Since the Plan provides that the annual increase in the aggregate number of shares that may be issued pursuant to the Plan’s evergreen provision begins for fiscal years commencing January 1, 2018, this Registration Statement accounts for the first share increase under the evergreen provision.

The contents of the prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2017 (File No. 333-218469), is incorporated herein by reference and made part of this Registration Statement.

This Registration Statement relates to securities of the same class as those to which the prior Registration Statement, listed directly above, relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed on March 23, 2017.

2.

The Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2017 as filed on May 11, 2017, June 30, 2017 as filed on August 10, 2017, and September 30, 2017 as filed on November 14, 2017.

3.

The Company’s Current Reports on Form 8-K filed on May 19, 2017, June 6, 2017, July 10, 2017, September 20, 2017, November 21, 2017, November 28, 2017, December 12, 2017, December 20, 2017, and December 22, 2017.

4.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Squire Patton Boggs (US) LLP.

Item 6.   Indemnification of Directors and Officers.

Incorporated by reference to Item 6 in the Company’s Registration Statement on Form S-8, filed with the Commission on June 2, 2017.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 29, 2010.
(6)	Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-218469), as filed with the Commission on June 2, 2017.
(7)	Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-218469), as filed with the Commission on June 2, 2017.

Item 9.   Undertakings.

Incorporated by reference to Item 9 in the Company’s Registration Statement on Form S-8, filed with the Commission on June 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on January 19, 2018.

NOVABAY PHARMACEUTICALS, INC.

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mark M. Sieczkarek, John J. McGovern and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of, or in conjunction with, this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Mark M. Sieczkarek	Chief Executive Officer and Chairman of the Board (principal executive officer)	January 19, 2018
Mark M. Sieczkarek

/s/ John J. McGovern	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 19, 2018
John J. McGovern

/s/ Paul E. Freiman	Director	January 19, 2018
Paul E. Freiman

/s/ Xinzhou (Paul) Li	Director	January 19, 2018
Xinzhou (Paul) Li

/s/ Xiaoyan (Henry) Liu	Director	January 19, 2018
Xiaoyan (Henry) Liu

/s/ Yonghao (Carl) Ma	Director	January 19, 2018
Yonghao (Carl) Ma

/s/ Gail J. Maderis	Director	January 19, 2018
Gail J. Maderis

/s/ Mijia (Bob) Wu	Director	January 19, 2018
Mijia (Bob) Wu

/s/ Todd Zavodnick	Director	January 19, 2018
Todd Zavodnick

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678), as filed with the Commission on June 29, 2010.
(6)	Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-218469), as filed with the Commission on June 2, 2017.
(7)	Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-218469), as filed with the Commission on June 2, 2017.